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                                                                    EXHIBIT 21.1

                            AUTO-BY-TEL CORPORATION

                          Subsidiaries of the Company

Auto-By-Tel Canada, Inc
Auto-By-Tel Marketing Corporation
Auto-By-Tel Acceptance Corporation
Auto-By-Tel Insurance Services, Inc.